NEOGEN CORPORATION

STOCK OPTION AWARD AGREEMENT

Executive Name: Mikhael Nassif

Grant Date: August 15, 2025

Option Granted to Purchase: [●] Shares1

Option Price: $[●] per Share2

THIS STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of the Grant Date set forth above, is entered into by and between Neogen Corporation, a Michigan corporation (the “Company”), and Mikhael Nassif (the “Executive”). Capitalized terms have the meanings set forth in this Agreement.

1.
Award of Option. The Company hereby grants the Executive options (“Options”) to purchase the number of shares of common stock, par value $0.16, of the Company (“Shares”) set forth above at an “Option Price” per Share as set forth above. The Option will expire on the ten (10) year anniversary of the “Grant Date” set forth above.
2.
Vesting and Exercisability. Subject to the terms contained in this Agreement, the Options shall vest and the Executive may exercise the Options in accordance with the following schedule:
(i)
Prior to the one (1) year anniversary of the Grant Date, the Executive may not purchase any Shares.
(ii)
Beginning on the one (1) year anniversary of the Grant Date, the Executive may purchase up to one-third of the Shares.
(iii)
Beginning on the two (2) year anniversary of the Grant Date, the Executive may purchase up to two-thirds of the Shares, including Shares previously purchased.
(iv)
Beginning on the three (3) year anniversary of the Grant Date, the Executive may purchase up to 100% of the Shares, including Shares previously purchased.
3.
Exercise of Option. In order to exercise an Option, the Executive must use the equity compensation management platform, which, if applicable, includes a mechanism for payment to exercise the Options at the Option Price; provided that, subject to applicable law, including any restrictions or limitations deemed necessary by the Company to comply with applicable securities or other laws, the Executive may satisfy such aggregate Option Price by one or more of the following methods: (i) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the aggregate Option Price, (ii) delivery of irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the aggregate Option Price, (iii) delivery of previously owned Shares having a

1 Note to Draft: Stock options should be awarded with respect to shares that have a current fair market value of $1,000,000.

2 Note to Draft: The Option Price shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date.

Fair Market Value on the date of exercise equal to the aggregate Option Price, or (iv) any other form that is consistent with, or permitted by, applicable laws, regulations and rules. For purposes of this Agreement, “Fair Market Value” shall have the meaning assigned to it in the Neogen Corporation 2023 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”).

4.
Termination of Service. Except as otherwise expressly provided in this Agreement or in a severance agreement between the Company and the Executive, if the Executive’s service with the Company is terminated before all Options have been exercised, the following terms apply:
(i)
Termination upon Death or Disability. If the Executive’s service is terminated due to the Executive’s death or Disability, the Executive (or the Executive’s beneficiary) may exercise the vested portion of the Option for up to one year after the date of the Executive’s termination of service, but in no event later than the expiration of this Option. For purposes of this Agreement, “Disability” shall have the meaning assigned to it in the Plan.
(ii)
Termination for Cause. If the Executive’s termination of service is terminated for Cause, any outstanding Option (whether vested or unvested) will immediately expire and be forfeited upon such termination. For purposes of this Agreement, “Cause” shall have the meaning assigned to it in the Plan.
(iii)
Other Terminations. Upon any other termination of service other than for the reasons set forth in subsections (ii) or (iii) above, the Executive may exercise the vested portion of the Option for up to 90 days after the date of the Executive’s termination of service, but in no event later than the date of expiration of this Option. Any Option not exercisable at the time of the Executive’s termination of service shall terminate and be forfeited.
5.
Change in Control. In the event of a Change in Control or immediately prior to a Change in Control of the Company, if the remaining Options pursuant to this Agreement are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Company’s Board of Directors, the Committee, in its sole discretion, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all of the remaining Options pursuant to this Agreement upon such conditions and to such extent as the Committee shall determine. For purposes of this Agreement, “Change in Control” shall have the meaning assigned to it in the Plan.
6.
Taxation. The Executive is responsible for payment of all taxes on the award of Options represented by this Agreement. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the Options or the Executive’s exercise of any Options, it shall be a condition to the receipt of such payment or the realization of such benefit that the Executive make arrangements satisfactory to the Company for payment of all such taxes required to be withheld.
7.
Nontransferability of Options. The Options are nontransferable by the Executive other than by will or the laws of descent and distribution, and, during the lifetime of the Executive, the Option may be exercised only by the Executive or by the Executive’s guardian or legal representative.
8.
Rights of Executive. The Option does not entitle the Executive to any rights as a shareholder of the Company, or to any ownership interest in any actual Shares, unless and until such Shares are issued to the Executive pursuant to the terms of this Agreement.

9.
Discretion of Committee. The Compensation and Talent Management Committee of the Board, or any other committee of the Board to the extent designated by resolution of the Board (the “Committee”) shall have the power and authority to administer this Agreement in its sole discretion, subject to the terms of this Agreement. The Committee shall have the discretion to amend the terms of this Agreement, provided that the consent of the Executive must be obtained with respect to any amendment that would be detrimental to the Executive.
10.
No Registration; Restricted Securities. The Company has not registered the Shares subject to this Award pursuant to any federal or state securities law and has no obligation to do so. As a result, all Shares issued to the Executive upon exercise of an Option will be “restricted securities” pursuant to SEC Rule 144, and the Executive will not be able to transfer or sell Shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available. The Executive agrees that any resale by him of the Shares issued upon exercise of an Option will comply in all respects with the requirements of all applicable securities laws, rules, and regulations. The Company will not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any such requirements.
11.
Requirements of Law. The grant of the Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Shares shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.
12.
No Right to Continued Employment. The grant of the Option to the Executive under this Agreement shall not be deemed to constitute a contract of employment between the Company and the Executive.

IN WITNESS WHEREOF, the undersigned has caused this Stock Option Award Agreement to be executed as of the Grant Date.

NEOGEN CORPORATION

By:

Its:

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